As filed with the Securities and Exchange Commission on September 14, 1998
                                            Registration No.: 33-
   __________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ____________________

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              ____________________

                        CHESAPEAKE UTILITIES CORPORATION
              ----------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                   DELAWARE                       51-0064146
           ----------------------------------------------------------
          (State or other jurisdiction of      (I.R.S. Employer
          incorporation or organization)      Identification No.)

                           909 SILVER LAKE BOULEVARD
                             DOVER, DELAWARE 19904
                                 (302) 734-6799
       -----------------------------------------------------------------
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                              MICHAEL P. MCMASTERS
                         VICE PRESIDENT, TREASURER AND
                            CHIEF FINANCIAL OFFICER
                        CHESAPEAKE UTILITIES CORPORATION
                           909 SILVER LAKE BOULEVARD
                             DOVER, DELAWARE, 19904
                                 (302) 734-6799
               -------------------------------------------------
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                              ____________________

Approximate date of commencement of proposed sale to the public: Sales are expected to take place from time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


=============================================================================
Title of each                   Proposed         Proposed
   class of                     maximum          maximum
  securities      Amount        offering         aggregate       Amount of
     to be        to be          price           offering       registration
  registered    registered     per share          price              fee
  ----------    ----------    ------------    --------------    ------------
Common Stock,     214,251     $17.53125 (1)   $3,756,088 (1)     $ 1,138.21
  par value
  $.4867
  per share
=============================================================================
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the high and low prices as reported by the New York Stock Exchange for September 11, 1998.


-----------------------------------------------------------------------------
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.
-----------------------------------------------------------------------------

                                   PROSPECTUS

                        CHESAPEAKE UTILITIES CORPORATION

                         214,251 SHARES OF COMMON STOCK
                          (PAR VALUE $.4867 PER SHARE)

        This Prospectus relates to 214,251 presently outstanding shares (the "Shares") of Common Stock, par value $.4867 per share (the "Common Stock"), of Chesapeake Utilities Corporation, a Delaware corporation (the "Corporation" or "Registrant"), which may be offered from time to time by a shareholder of the Corporation (the "Selling Shareholder") as stated herein under the heading "Selling Shareholder".

        The distribution of the Shares by the Selling Shareholder may be effected in one or more transactions through one or more of the securities exchanges, or in the over-the-counter market, in negotiated transactions or otherwise at market prices and on terms then prevailing or at prices related to the then current market price or at negotiated prices. The Corporation will not receive any of the proceeds from the sale of the Shares.

        The Common Stock of Chesapeake Utilities Corporation is listed on the New York Stock Exchange ("NYSE") under the symbol "CPK". On September 11, 1998, the last trade on the NYSE for shares of the Corporation's Common
Stock was consummated at a price of $17.4375.

        No dealer, salesman or other person is authorized to give any information or to make any representation in connection with the shares of Common Stock offered by this Prospectus other than those contained or incorporated by reference herein and, if given or made, any such information or representation must not be relied upon as having been authorized by Chesapeake Utilities Corporation or the Selling Shareholder. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those to which it relates, or an offer to sell or a solicitation of an offer to buy securities by or to any person in any jurisdiction in which it would be unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Chesapeake Utilities Corporation since the date hereof.

      -------------------------------------------------------------------
             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
                BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY
             STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND
             EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
      -------------------------------------------------------------------

               The date of this Prospectus is September 14, 1998.

AVAILABLE INFORMATION

        Chesapeake Utilities Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning the Corporation may be inspected and copied at the Commission's office at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. and the Commission's Regional Offices in New York (13th Floor, Suite 1300, Seven World Trade Center, New York, New York) and Chicago (14th Floor, Suite 1400, 500 West Madison Street, Chicago, Illinois). Copies of this material also may be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a web site (http://www.sec.gov) that contains reports, proxy materials and other information concerning the Corporation. Common Stock of the Corporation is listed on the New York Stock Exchange and reports, proxy material and other information concerning the Corporation also may be inspected at the offices of the NYSE, Room 401, 20 Broad Street, New York, New York 10005.

        The Corporation has filed a registration statement (the "Registration Statement") with the Commission under the Securities Act of 1933 relating to the shares of Common Stock offered for sale hereby. This Prospectus has been filed as a part of the Registration Statement and does not contain all information set forth in the Registration Statement and the exhibits thereto, and reference is hereby made to such Registration Statement and exhibits for further information relating to the Corporation and the Shares. The Registration Statement and the exhibits thereto may be inspected and copied, and copies may be obtained at prescribed rates, in the manner set forth above.


INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents, heretofore filed by the Corporation with the Commission pursuant to the Exchange Act, are incorporated by reference in this Prospectus and shall be deemed to be a part hereof:

        (a) The Corporation's Annual Report on Form 10-K for the year ended December 31, 1997;

        (b) The Corporation's Quarterly Reports on Form 10-Q for the quarters ending March 31, 1998 and June 30, 1998 and the Corporation's Current Reports on Form 8-K dated April 29, 1998, June 11, 1998 and September 1, 1998; and

        (c) The description of Common Stock contained in the Corporation's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act, including any amendment or reports filed for the purpose of updating such description, and further described in the section "Description of Common Stock".

        All reports and other documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be made a part hereof from their respective dates of filing . Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed incorporated document or in any accompanying supplement to this Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        ANY PERSON TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED MAY OBTAIN WITHOUT CHARGE, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OF THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN, EXCEPT FOR THE EXHIBITS TO SUCH DOCUMENTS. REQUESTS FOR COPIES OF SUCH DOCUMENTS SHOULD BE DIRECTED TO OFFICE OF THE SECRETARY, CHESAPEAKE UTILITIES CORPORATION, 909 SILVER LAKE BOULEVARD, DOVER, DELAWARE 19904, TELEPHONE (302) 734-6799.


THE CORPORATION

        Chesapeake Utilities Corporation, a Delaware corporation, is a diversified utility company engaged in natural gas distribution and transmission, propane distribution and marketing, and advanced information services.

        The Corporation's three natural gas divisions serve residential, commercial and industrial customers in central and southern Delaware, Maryland's Eastern Shore and Central Florida. The natural gas transmission subsidiary operates an interstate pipeline that transports gas from various points in Pennsylvania and northern Delaware to the Corporation's Delaware and Maryland distribution divisions, as well as to other utilities and industrial customers in Delaware and Maryland's Eastern Shore. The Corporation's propane segment distributes propane to customers in central and southern Delaware and the Eastern Shore of Maryland and Virginia and markets propane to large wholesale customers in the southeastern United States. The advanced information services segment provides consulting, programming and training services to a variety of clients.

        The principal executive offices of the Corporation are located at 909 Silver Lake Boulevard, Dover, Delaware 19904, (telephone number 302-734-6799).


SELLING SHAREHOLDER

        The Selling Shareholder is SGI Investor Partners ("SGI"), an investment partnership that is wholly-owned by Superior Group, Inc. ("Superior") through two wholly-owned subsidiaries (Cawsl Enterprises, Inc. and SGI Holdings, Inc.). Superior is a holding company located in Radnor, Pennsylvania, engaged through subsidiaries in metals distribution, furnace fabrication, metal tube and pipe manufacturing and pharmaceutical packaging. William G. Warden, III, a director of the Corporation, is Chairman of the Board of Superior. Mr. Warden may be deemed to control Superior as a result of his ownership or control of a majority of Superior's outstanding stock.
Mr. Warden serves on the Audit, Compensation, and Plan Committees of the Corporation's Board of Directors and also serves as a director of each of the Corporation's subsidiaries.

        As of September 14, 1998, SGI owns 214,251 shares of the Corporation, all of which may be sold in this offering. The Corporation has been advised by the Selling Shareholder that sale of the Shares is being considered in connection with a change in philosophy, which will permit SGI to adjust its investments more quickly to changes in market conditions and opportunities as they arise.

        Mr. Warden personally owns 2,086 shares of the Corporation, shares discretionary voting and investment powers for 10,174 shares owned by a relative, and shares voting and investment powers for 5,087 shares pursuant to a trust of which Mr. Warden is co-trustee. These shares are not being offered by this Prospectus.

PLAN OF DISTRIBUTION

        The Shares may be offered and sold from time to time by the Selling Shareholder, or by pledgees, donees, transferees or other successors in interest. Such offers and sales may be made from time to time on one or more securities exchanges or in the over-the-counter market, in negotiated transactions or otherwise at market prices and on terms then prevailing or at prices related to the then-current market price, or at negotiated prices. The Shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account; (c) an exchange distribution in accordance with the rules of such exchange; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) a combination of any such methods of sale. In effecting sales, brokers or dealers engaged by the Selling Shareholder may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the Selling Shareholder or from purchasers in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.

        In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act ("Rule 144") may be sold under Rule 144 rather than pursuant to this Prospectus.

        The Company and the Selling Shareholder may enter into customary agreements concerning indemnification and the provision of information in connection with the sale of the Shares.

        The Shares will be sold by the Selling Shareholder for its own account. The Corporation will not receive any of the proceeds from the sale of the Shares.

        The Selling Shareholder has indicated that it wishes to be in a position to sell the number of Shares indicated above. The number of shares that may actually be sold by the Selling Shareholder will be determined from time to time by the Selling Shareholder, and will depend on a number of facts, including the price of the Corporation's Common Stock and the Selling Shareholder's financial circumstances from time to time. There is no assurance that the Selling Shareholder will offer for sale or sell any or all of the Shares.


DESCRIPTION OF COMMON STOCK

        The Corporation's authorized capital stock consists of 12,000,000 shares of Common Stock, par value $.4867 per share, and 2,000,000 shares of preferred stock, par value $0.01 per share, further described below. As of September 14, 1998, 5,076,528 shares of common stock were issued and outstanding. No shares of preferred stock are issued and outstanding.

        The holders of shares of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and are entitled to receive dividends when and as declared by the Board of Directors out of funds legally available therefor for distribution to the holders of Common Stock and to share ratably in the assets legally available for distribution to the holders of Common Stock in the event of the liquidation or dissolution, whether voluntary or involuntary, of the Corporation. Holders of Common Stock do not have cumulative voting rights in the election of directors and have no preemptive, subscription or conversion rights. The Common Stock is not subject to redemption by the Corporation.

        The preferred stock may be issued by the Corporation from time to time, by authorization of the Board of Directors and without the necessity of further action or authorization by the Corporation's stockholders, in one or more series and with such voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications as the Board may, in its discretion, determine, including, but not limited to (a) the distinctive designation of such series and the number of shares to constitute such series; (b) the dividends, if any, for such series; (c) the voting power, if any, of shares of such series; (d) the terms and conditions (including price), if any, upon which shares of such stock may be converted into or exchanged for shares of stock of any other class or any other series of the same class or any other securities or assets; (e) the right, if any, of the Corporation to redeem shares of such series and the terms and conditions of such redemption; (f) the retirement or sinking fund provisions, if any, of shares of such series and the terms and provisions relative to the operation thereof; (g) the amount, if any, which the holders of the shares of such series shall be entitled to receive in case of a liquidation, dissolution, or winding up of the Corporation; (h) the limitations and restrictions, if any, upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption, or other acquisition by the Corporation of, the Corporation's Common Stock; and
(i) the conditions or restrictions, if any, upon the creation of indebtedness or upon the issuance of any additional stock of the Corporation.

        Under the Corporation's Certificate of Incorporation, the affirmative vote of not less than 75% of the total voting power of all outstanding shares of its capital stock is required to approve a merger or consolidation of the Corporation with, or the sale of substantially all of its assets or business to, any other corporation (other than a corporation 50% or more of the Common Stock of which is owned by the Corporation), if such corporation or its affiliates singly or in the aggregate own or control directly or indirectly 5% or more of the outstanding shares of Common Stock, unless the transaction is approved by the Board of Directors of the Corporation prior to the acquisition by such corporation or its affiliates of ownership or control of 5% or more of the outstanding shares of Common Stock. In addition, the Corporation's Certificate of Incorporation provides for a classified Board of Directors under which one-third of the members are elected annually for three-year terms. The supermajority voting requirement for certain mergers and consolidations and the classified Board of Directors may have the effect of delaying, deferring or preventing a change in control of the Corporation.

        The transfer agent and registrar of the Common Stock is BankBoston N.A., c/o Boston EquiServe L.P., P.O. Box 8040, Boston, MA 02266.


LEGAL OPINION

        The validity of the Shares of Common Stock offered hereby has been passed upon for the Corporation by Schmittinger & Rodriguez, Dover, Delaware.


EXPERTS

        The consolidated financial statements of the Corporation as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995 incorporated by reference in this Registration Statement have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.        OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The estimated expenses of the Corporation in connection with the issuance and distribution of the Shares being registered hereunder are as follows. All such expenses will be reimbursed by the Selling Shareholder.

             Registration fee . . . . . . . . . . . . . $  1,138
             Accounting fees and expenses . . . . . . . $  5,000*
             Legal fees and expenses. . . . . . . . . . $  5,000*
             Miscellaneous. . . . . . . . . . . . . . . $  2,500
                                                        --------
             Total. . . . . . . . . . . . . . . . . . . $ 13,638
                                                        ========
*   Estimates.


ITEM 15.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Under the Corporation's Bylaws, each person who was or is made a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact he is or was a director or officer of the Corporation is entitled to indemnification by the Corporation to the fullest extent permitted by the Delaware General Corporation Law against all expense, liability and loss (including attorneys' fees, judgments, fines or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith, including liabilities arising under the Securities Act of 1933, as amended. These indemnification rights include the right to be paid by the Corporation the expenses incurred in defending any action, suit or proceeding in advance of its final disposition, subject to the receipt by the Corporation of an undertaking by or on behalf of such person to repay all amounts so advanced if it is ultimately determined that he is not entitled to be indemnified. These indemnification rights under the Bylaws are not exclusive of any other indemnification right which any person may have or acquire.

        Section 145 of the Delaware General Corporation Law permits indemnification of a director, officer, employee or agent of a corporation who acted in good faith in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In all proceedings other than those by or in the right of the corporation, this indemnification covers expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnified person. In actions brought by or in the right of the corporation (such as derivative actions), Section 145 provides for indemnification against expenses only and, unless a court determines otherwise, only in respect of a claim as to which the person is not judged liable to the corporation.

        The Corporation has in effect liability insurance policies covering certain claims against any director or officer of the Corporation by reason of certain breaches of duty, neglect, error, misstatement, omission or other act committed by such person in his capacity as director or officer.

        Article Eleven of the Corporation's Certificate of Incorporation provides that a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 16.        EXHIBITS

Exhibit No.     Description of Exhibit
-----------     ----------------------

5 Opinion of Schmittinger & Rodriguez regarding legality of the securities being offered

23.1            Consent of Schmittinger & Rodriguez (included in Exhibit No. 5)

23.2            Consent of PricewaterhouseCoopers LLP

                Powers of Attorney


ITEM 17.        UNDERTAKINGS

The undersigned Registrant hereby undertakes:

   (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

   (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

   (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities
(other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dover, State of Delaware, on the 14th day of September, 1998.

                                        CHESAPEAKE UTILITIES CORPORATION



                                        By:     /s/ RALPH J. ADKINS
                                                -----------------------------
                                                Ralph J. Adkins
                                                Chairman of the Board and
                                                        Chief Executive Officer


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


      SIGNATURE                   TITLE                          DATE
      ---------                   -----                          ----

/s/RALPH J. ADKINS        Chairman of the Board            September 14, 1998
------------------        (Principal Executive Officer)
Ralph J. Adkins


/s/JOHN R. SCHIMKAITIS    President (Principal Operating   September 14, 1998
----------------------               Officer)
John R. Schimkaitis


/s/MICHAEL P. MCMASTERS    Vice President and Treasurer    September 14, 1998
-----------------------    (Principal Financial Officer
Michael P. McMasters        and Principal Accounting
                            Officer)


/s/RICHARD BERNSTEIN*      Director                        September 14, 1998
---------------------
Richard Bernstein


/s/WALTER J. COLEMAN*      Director                        September 14, 1998
---------------------
Walter J. Coleman


/s/JOHN W. JARDINE, JR.*   Director                        September 14, 1998
------------------------
John W. Jardine, Jr.


/s/RUDOLPH M. PEINS, JR.*  Director                        September 14, 1998
-------------------------
Rudolph M. Peins, Jr.


/s/ROBERT F. RIDER*        Director                        September 14, 1998
-------------------
Robert F. Rider


/s/JEREMIAH P. SHEA*       Director                        September 14, 1998
--------------------
Jeremiah P. Shea


/s/WILLIAM G. WARDEN, III* Director                        September 14, 1998
--------------------------
William G. Warden, III







* Signed by John R. Schimkaitis as Attorney-in-Fact, pursuant to Power of Attorney filed herewith.

September 14, 1998

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

RE:     Chesapeake Utilities Corporation - Selling
        Shareholder Registration Statement on Form S-3

Dear Sir/Madam:

We are counsel for Chesapeake Utilities Corporation (the "Company") in connection with a Registration Statement on Form S-3 for the registration of 214,251 shares of common stock of the Company, $.4867 par value per share ("Common Stock"), held by the Selling Shareholder named therein.

In rendering the opinion hereinafter expressed, we have examined such records and documents of the Company and such other documents and records and made such factual investigation as we deemed necessary. From such examination, we are of the opinion that:

        The 214,251 shares of Common Stock identified in the Registration Statement are duly and validly authorized and issued and fully paid and nonassessable.

We hereby consent to the use of this opinion as an exhibit to such Registration Statement and to the reference to our name therein.

Sincerely yours,

SCHMITTINGER & RODRIGUEZ, P.A.


BY:     /s/ WILLIAM A. DENMAN
        ---------------------
        WILLIAM A. DENMAN

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report, dated February 12, 1998, on our audits of the consolidated financial statements and financial statement schedule of Chesapeake Utilities Corporation, as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996, and 1995.

We also consent to the reference to our firm under the caption
"Experts" in the Registration Statement.



                                                PricewaterhouseCoopers, LLP

Baltimore, Maryland
September 14, 1998

                               POWERS OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph J. Adkins, John
R. Schimkaitis and Michael P. McMasters jointly and severally, as his true and lawful attorneys-in-fact and agents, each with the power of substitution, for him in any and all capacities, to sign the Registration Statement on Form S-3 for the registration for resale of shares of Common Stock of Chesapeake Utilities Corporation held by William G. Warden, III, Glenmede Trust, SGI Investor Partners and other related persons, and any amendments (including post-effective amendments) to said Registration Statement and to file the same, with exhibits and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the person might or could do in person, hereby ratifying and confirming that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      SIGNATURE                   TITLE                       DATE
      ---------                   -----                       ----

/s/ RICHARD BERNSTEIN           Director                August 28, 1998
---------------------
Richard Bernstein

/s/ WALTER J. COLEMAN           Director                August 28, 1998
---------------------
Walter J. Coleman

/s/ JOHN W. JARDINE, JR.        Director                August 28, 1998
------------------------
John W. Jardine, Jr.

/s/ RUDOLPH M. PEINS, JR.       Director                August 28, 1998
-------------------------
Rudolph M. Peins, Jr.

/s/ ROBERT F. RIDER             Director                August 28, 1998
-------------------
Robert F. Rider

/s/ JEREMIAH P. SHEA            Director                August 28, 1998
--------------------
Jeremiah P. Shea

/s/ WILLIAM G. WARDEN, III      Director                September 10, 1998
--------------------------
William G. Warden, III